                                       BYLAWS


                                         OF


                                SYNC RESEARCH, INC.


                              (A DELAWARE CORPORATION)

                                   TABLE OF CONTENTS


ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .CORPORATE OFFICES    1
    1.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .REGISTERED OFFICE    1
    1.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .OTHER OFFICES    1
ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . MEETINGS OF STOCKHOLDERS    1
    2.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .PLACE OF MEETINGS    1
    2.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ANNUAL MEETING    1
    2.3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .SPECIAL MEETING    3
    2.4. . . . . . . . . . . . . . . . . . . . . . . NOTICE OF STOCKHOLDERS' MEETINGS    3
    2.5. . . . . . . . . . . . . . . . . . . . ADVANCE NOTICE OF STOCKHOLDER NOMINEES    4
    2.6. . . . . . . . . . . . . . . . . MANNER OF GIVING NOTICE, AFFIDAVIT OF NOTICE    4
    2.7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . QUORUM    5
    2.8. . . . . . . . . . . . . . . . . . . . . . . . . . .ADJOURNED MEETING; NOTICE    5
    2.9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .CONDUCT OF BUSINESS    5
    210. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . VOTING    5
    2.11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . WAIVER OF NOTICE    5
    2.12 . . . . . . . . .RECORD DATE FOR STOCKHOLDER NOTICE, VOTING; GIVING CONSENTS    6
    2.13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .PROXIES    6
ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .DIRECTORS    7
    3.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . POWERS    7
    3.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .NUMBER OF DIRECTORS    7
    3.3. . . . . . . . . . . . ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTOR    7
    3.4. . . . . . . . . . . . . . . . . . . . . . . . . . .RESIGNATION AND VACANCIES    7
    3.5. . . . . . . . . . . . . . . . . . . PLACE OF MEETINGS, MEETINGS BY TELEPHONE    8
    3.6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . REGULAR MEETINGS    8
    3.7. . . . . . . . . . . . . . . . . . . . . . . . . . . SPECIAL MEETINGS; NOTICE    8
    3.8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . QUORUM    9
    3.9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . WAIVER OF NOTICE    9
    3.10 . . . . . . . . . . . . . .BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING    9
    3.11 . . . . . . . . . . . . . . . . . . . . . FEES AND COMPENSATION OF DIRECTORS    9
    3.12 . . . . . . . . . . . . . . . . . . . . . . . .APPROVAL OF LOANS TO OFFICERS    10
    3.13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . REMOVAL OF DIRECTORS    10
ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . COMMITTEES    10
    4.1. . . . . . . . . . . . . . . . . . . . . . . . . . . .COMMITTEES OF DIRECTORS    10
    4.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .COMMITTEE MINUTES    11
    4.3. . . . . . . . . . . . . . . . . . . . . . .MEETINGS AND ACTION OF COMMITTEES    11
ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . OFFICERS    11
    5.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . OFFICERS    11
    5.2. . . . . . . . . . . . . . . . . . . . . . . . . . . .APPOINTMENT OF OFFICERS    12
    5.3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . SUBORDINATE OFFICERS    12
    5.4. . . . . . . . . . . . . . . . . . . . . .REMOVAL AND RESIGNATION OF OFFICERS    12
    5.5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . VACANCIES IN OFFICES    12
    5.6. . . . . . . . . . . . . . . . . . . . . . . . . . . . .CHAIRMAN OF THE BOARD    12
    5.7. . . . . . . . . . . . . . . . . . . . . . . . . . . .CHIEF EXECUTIVE OFFICER    13
    5.8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .PRESIDENT    13


    5.9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .VICE PRESIDENTS    13
    5.10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .SECRETARY    13
    5.11 . . . . . . . . . . . . . . . . . . . . . . . . . . .CHIEF FINANCIAL OFFICER    14
    5.12 . . . . . . . . . . . . . . .REPRESENTATIONS OF SHARES OF OTHER CORPORATIONS    14
    5.13 . . . . . . . . . . . . . . . . . . . . . . AUTHORITY AND DUTIES OF OFFICERS    14
ARTICLE VI . . . . INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS    15
    6.1. . . . . . . . . . . . . . . . . . .INDEMNIFICATION OF DIRECTORS AND OFFICERS    15
    6.2. . . . . . . . . . . . . . . . . . . . . . . . . . .INDEMNIFICATION OF OTHERS    15
    6.3. . . . . . . . . . . . . . . . . . . . . . . . PAYMENT OF EXPENSES IN ADVANCE    15
    6.4. . . . . . . . . . . . . . . . . . . . . . . . . . . .INDEMNITY NOT EXCLUSIVE    15
    6.5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .INSURANCE    16
    6.6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .CONFLICTS    16
ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . .RECORDS AND REPORTS    16
    7.1. . . . . . . . . . . . . . . . . . . . .MAINTENANCE AND INSPECTION OF RECORDS    16
    7.2. . . . . . . . . . . . . . . . . . . . . . . . . . . .INSPECTION BY DIRECTORS    17
    7.3. . . . . . . . . . . . . . . . . . . . . . . ANNUAL STATEMENT TO STOCKHOLDERS    17
ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . .GENERAL MATTERS    17
    8.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . CHECKS    17
    8.2. . . . . . . . . . . . . . . EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS    17
    8.3. . . . . . . . . . . . . . . . . . . . STOCK CERTIFICATES; PARTLY PAID SHARES    17
    8.4. . . . . . . . . . . . . . . . . . . . . .SPECIAL DESIGNATION ON CERTIFICATES    18
    8.5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .LOST CERTIFICATES    18
    8.6. . . . . . . . . . . . . . . . . . . . . . . . . . .CONSTRUCTION; DEFINITIONS    19
    8.7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .DIVIDENDS    19
    8.8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .FISCAL YEAR    19
    8.9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SEAL    19
    8.10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .TRANSFER OF STOCK    19
    8.11 . . . . . . . . . . . . . . . . . . . . . . . . . .STOCK TRANSFER AGREEMENTS    19
    8.12 . . . . . . . . . . . . . . . . . . . . . . . . . . .REGISTERED STOCKHOLDERS    19
ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . AMENDMENTS    20
ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .DISSOLUTION    20
ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .CUSTODIAN    21
    11.1 . . . . . . . . . . . . . . . . .APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES    21
    11.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . DUTIES OF CUSTODIANS    21

                                       BYLAWS


                                         OF


                                SYNC RESEARCH, INC.



                                     ARTICLE I

                                 CORPORATE OFFICES

     1.1  REGISTERED OFFICE

     The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

     1.2  OTHER OFFICES

     The Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     2.1  PLACE OF MEETINGS

     Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

     2.2  ANNUAL MEETING

     (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

     (b) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.2, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.2.

     (c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (b) of this Section 2.2, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than twenty (20) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days prior to or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the twentieth (20th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (d) Only persons nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

     (e) For purposes of this Section 2.2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service.

     (f) Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     2.3  SPECIAL MEETING

     (a) A special meeting of the stockholders may be called at any time by the Board of Directors, or by the chairman of the board, or by the president.

     (b) If a special meeting is called by any person or persons other than the Board of Directors, the chairman of the board or by the president, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained n this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

     (c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting given in accordance with the provisions of Section 2.3(b). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be selected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.3(c), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3(c). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Section 2.2(c) shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the twentieth (20th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be selected at such meeting.

     2.4  NOTICE OF STOCKHOLDERS' MEETINGS

     All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

The notice shall specify the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     2.5  ADVANCE NOTICE OF STOCKHOLDER NOMINEES

     Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (1) the name and address, as they appear on the corporation's books, of such stockholder and (2) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     2.6  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

     Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     2.7  QUORUM

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or
(ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

     2.8  ADJOURNED MEETING; NOTICE

     When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.9  CONDUCT OF BUSINESS

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

     2.10 VOTING

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

     Except as provided in the last paragraph of this Section 2.10, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

     2.11 WAIVER OF NOTICE

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

     2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive any payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     If the Board of Directors does not so fix a record date:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining stockholders for any other purpose (other than determining stockholders entitled to consent to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a record date for the adjourned meeting.

     2.13 PROXIES

     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.


                                   ARTICLE III

                                    DIRECTORS

     3.1  POWERS

     Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     3.2  NUMBER OF DIRECTORS

     The Board of Directors shall consist of four (4) persons until changed by a proper amendment of this Section 3.2.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     3.3  ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTOR

     Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not to be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     Elections of directors need not be by written ballot.

     3.4  RESIGNATION AND VACANCIES

     Any director may resign at any time upon written notice to the attention of the secretary of the corporation.

     Subject to the rights of the holders of any class or series of Preferred Stock, and except as otherwise determined by the Board of Directors or required by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or the sole remaining director; directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

     3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

     The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

     Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.6  REGULAR MEETINGS

     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     3.7  SPECIAL MEETINGS; NOTICE

     Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight
(48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

     3.8  QUORUM

     At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.9  WAIVER OF NOTICE

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

     3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

     3.11 FEES AND COMPENSATION OF DIRECTORS

     Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.12 APPROVAL OF LOANS TO OFFICERS

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     3.13 REMOVAL OF DIRECTORS

     Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.

     No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.


                                     ARTICLE IV

                                     COMMITTEES

     4.1  COMMITTEES OF DIRECTORS

     The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Bylaws of the corporation; and, unless the board resolution establishing the committee, the Bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to
Section 253 of the General Corporation Law of Delaware.

     4.2  COMMITTEE MINUTES

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     4.3  MEETINGS AND ACTION OF COMMITTEES

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws,
Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; PROVIDED, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                     ARTICLE V

                                      OFFICERS

     5.1  OFFICERS

     The officers of the corporation shall be a chief executive officer, a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in
accordance with the provisions of Section 5.3 of these Bylaws.   Any number
of offices may be held by the same person.

     5.2  APPOINTMENT OF OFFICERS

     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

     5.3  SUBORDINATE OFFICERS

     The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

     5.4  REMOVAL AND RESIGNATION OF OFFICERS

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.5  VACANCIES IN OFFICES

     Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

     5.6. CHAIRMAN OF THE BOARD

     The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

     5.7  CHIEF EXECUTIVE OFFICER

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, the chief executive officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     5.8  PRESIDENT

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the corporation. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     5.9  VICE PRESIDENTS

     In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

     5.10 SECRETARY

     The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders, meetings, and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered. for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

     5.11 CHIEF FINANCIAL OFFICER

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

     5.12 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

     5.13 AUTHORITY AND DUTIES OF OFFICERS

     In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

                                     ARTICLE VI

                      INDEMNIFICATION OF DIRECTORS, OFFICERS,
                             EMPLOYEES AND OTHER AGENTS

     6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.2  INDEMNIFICATION OF OTHERS

     The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.3  PAYMENT OF EXPENSES IN ADVANCE

     Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

     6.4  INDEMNITY NOT EXCLUSIVE

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

     6.5  INSURANCE

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

     6.6  CONFLICTS

     No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

          (a) That it would be inconsistent with a provision of the certificate of incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.


                                    ARTICLE VII

                                RECORDS AND REPORTS

     7.1  MAINTENANCE AND INSPECTION OF RECORDS

     The corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

     7.2  INSPECTION BY DIRECTORS

     Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

     7.3  ANNUAL STATEMENT TO STOCKHOLDERS

     The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                                   ARTICLE VIII

                                 GENERAL MATTERS

     8.1  CHECKS

     From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     8.2  EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

     The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.3  STOCK CERTIFICATES; PARTLY PAID SHARES

     The shares of a corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the Board of Directors, or the chief executive officer or the president or vice president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     8.4  SPECIAL DESIGNATION ON CERTIFICATES

     If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; PROVIDED, HOWEVER, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     8.5  LOST CERTIFICATES

     Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     8.6  CONSTRUCTION; DEFINITIONS

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

     8.7  DIVIDENDS

     The directors of the corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

     The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

     8.8  FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

     8.9  SEAL

     The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

     8.10 TRANSFER OF STOCK

     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

     8.11 STOCK TRANSFER AGREEMENTS

     The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

     8.12 REGISTERED STOCKHOLDERS

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                     ARTICLE IX

                                     AMENDMENTS

     The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.


                                     ARTICLE X

                                    DISSOLUTION

     If it should be deemed advisable in the judgment of the Board of Directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

     At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with
Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

     Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.


                                     ARTICLE XI

                                     CUSTODIAN

     11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

     The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

          (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

          (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the Board of Directors cannot be obtained and the stockholders are unable to terminate this division; or

          (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

     11.2 DUTIES OF CUSTODIAN

     The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.